                                                                      Exhibit 11

                        UNITED TECHNOLOGIES CORPORATION
                                AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS



                                                             Three Months Ended
                                                                  June 30,
In Millions of Dollars (except per share amounts)             1994          1993

Earnings applicable to Common Stock                     $       161    $       120
Add back of Common Stock dividend upon assumed
  conversion of ESOP Preferred Stock                              6              4

Fully diluted net earnings for period                   $       167    $       124

Average number of common shares outstanding during
  period (four month-end average)                       129,311,829    125,454,729
Fully diluted average number of common shares
  outstanding, assuming all outstanding convertible
  securities had been converted on the dates of issue   141,886,872    138,268,674

Primary earnings per common share                       $      1.25    $       .95
Fully diluted earnings per common share                 $      1.18    $       .89

































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
                                                                      Exhibit 11

                        UNITED TECHNOLOGIES CORPORATION
                                AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS



                                                              Six Months Ended
                                                                  June 30,
In Millions of Dollars (except per share amounts)             1994          1993

Earnings applicable to Common Stock                     $       256    $       173
Add back of Common Stock dividend upon assumed
  conversion of ESOP Preferred Stock                             12              8

Fully diluted net earnings for period                   $       268    $       181

Average number of common shares outstanding during
  period (seven month-end average)                      129,235,103    125,043,142
Fully diluted average number of common shares
  outstanding, assuming all outstanding convertible
  securities had been converted on the dates of issue   141,831,481    137,874,216

Primary earnings per common share                       $      1.98    $      1.38
Fully diluted earnings per common share                 $      1.89    $      1.31

































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